                                                                    EXHIBIT 11.1


GENUS, INC.
COMPUTATION OF NET INCOME (LOSS) PER SHARE (a)
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                        Three Months Ended            Nine Months Ended
                                                        ------------------            -----------------
                                                           September 30                  September 30
                                                           ------------                  ------------
                                                       1997           1996           1997           1996
                                                     --------       --------       --------       --------
Average common shares outstanding                     16,954         16,841         16,824         16,630


Computation of incremental outstanding shares
  Net effect of dilutive stock options
  based on treasury stock method                         106                            99
                                                     -------      ---------        -------      ---------

                                                      17,060         16,841         16,923         16,630
                                                     -------      ---------        -------      ---------
                                                     -------      ---------        -------      ---------

Net income (loss)                                    $   512      $  (8,105)       $   989      $  (6,867)
                                                     -------      ---------        -------      ---------
                                                     -------      ---------        -------      ---------

Net income (loss) per share (a)                      $  0.03      $   (0.48)       $  0.06      $   (0.41)
                                                     -------      ---------        -------      ---------
                                                     -------      ---------        -------      ---------




COMPUTATION NOTES:

(a) Presentation of fully diluted earnings per share for the three and nine months ended September 30, 1997 and 1996 is omitted because such amounts are materially the same as those presented above.